EXHIBIT 99.1

Crown Equity Holdings, Inc. Appoints New Board Member

LAS VEGAS, NV / CRWE PRESS RELEASE / August 26, 2025 - Crown Equity Holdings Inc. (OTC PINK:CRWE) announced today the election of Cynthia Smith to its Board of Directors and her appointment as Business Strategy Officer of the Company.

Crown Equity Holdings Inc.'s President, Mike Zaman, stated, "I am pleased to welcome Cynthia to our Board of Directors. Her diverse experience makes her an asset to the Board and the organization."

Cynthia Smith, a BS in MIS and Economics from the University of Houston, brings expertise in marketing strategy, revenue growth, ecommerce design, and business transformation across retail, manufacturing, and ERP systems.

The Board will increase its members from five (5) to six (6).

About Crown Equity Holdings, Inc.

Crown Equity Holdings, Inc. is a vertically integrated, global media company which provides powerful solutions to enhance worldwide visibility and universal relevance, enabling companies to achieve accelerated growth and rapid results that spans all the stages of a company's life cycles. Additionally, Crown Equity Holdings, Inc. is developing its CRWE WORLD (www.crweworld.com) and related digital properties into a global online community which will launch, manage, and own select businesses and projects. For more information regarding Crown Equity Holdings, Inc., please visit https://crownequityholdings.com

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs, and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development-stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q, and other periodic reports filed from time to time with the Securities and Exchange Commission.

Contact:

Mike Zaman, President/CEO

702-683-8946

info@crownequityholdings.com

SOURCE: Crown Equity Holdings, Inc.